CONSENT OF INDEPENDENT AUDITORS
  We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated November 13, 2003, in the Registration Statement and related Prospectus of the UBS Equity Trust, Growth Stock Series Twenty Seven.
  /s/ ERNST & YOUNG LLP
  New York, New York
  November 18, 2003